                                                                    Exhibit 4.47

                                                               [English Summary]


                    COOPERATION AGREEMENT ON INTERCONNECTION
       BETWEEN JARTAPLOK AND JARTAP-JJ & JARTAPIN DATED 23 SEPTEMBER 2005
               NO. K.TEL127/HK.810/ENT-30/05 -- 242/100-IC0/LGL/05

The Parties:               1.       Perusahaan Perseroan (Persero) PT. Telekomunikasi Indonesia, Tbk ("Telkom");
                                    and
                           2.       PT Indosat, Tbk ("Indosat").

Scope of
Agreement:                 1.       Interconnection between Jartaplok Telkom with Jartap-JJ Indosat;
                           2.       Interconnection between Jartaplok Indosat with Jartap-JJ Telkom;
                           3.       Interconnection between Jartap-JJ Telkom and Jartap-JJ Indosat;
                           4.       Interconnection between Jartap Telkom with Jartapin Indosat;
                           5.       Interconnection between Jartap Indosat with Jartapin Telkom

Purpose and
Objectives of
Interconnection:           1.       Interconnection between Jartaplok and Jartap-JJ:
                                    a.      To channel Interconnection Calls from a Jartaplok User of either party through the other party's Jartap-JJ on an end-to-end basis to every Jartaplok User of either party or a third party's user,  subject to the provisions of this Agreement;
                                    b.      so that each Jartaplok User of either party may receive Interconnection calls channeled through the other party's Jartap-JJ on an end-to-end basis, originating from a Jartaplok
                                            User of either party or any third party's user, subject to the provisions of this
                                            Agreement;

                           2.       Interconnection between Jartap-JJ:
                                    to optimize both parties' Jartap-JJ in channeling SLJJ Interconnection Call.

                           3.       Interconnection between Jartap and Jartapin:
                                    a.      so that each Telkom's Jartaplok User may make and receive international telecommunication calls through Indosat's Jartapin on an end-to-end basis with each telecommunication user abroad, subject to the provisions of this Agreement;
                                    b.      so that each Indosat Jartaplok User may make and receive international telecommunication calls through Telkom's Jartapin on an end-to-end basis with each telecommunication user abroad, subject to the provisions of this
                                            Agreement.

SLJJ Calls:                1.       National Prefix "0" as the default digit;
                           2.       Jartaplok Operator is entitled to determine which Jartap-JJ that is to be used to channel such
                                    SLJJ Interconnection call.

SLI Calls:                 1.       Access Codes for Indosat SLI Interconnection Call are "001" and "008";
                           2.       Access Code for Telkom's SLI Interconnection Call is "007".

Provision of
SLJJ Interconnection:      1.       At initial stage will be made available in Jakarta, Surabaya, Medan, Batam, Balikpapan, Denpasar
                                    and other cities;
                           2.       Both parties agree to add more interconnection locations;
                           3.       For each location added, Indosat shall notify Telkom cq. Head of CISC Division at least 1 month prior to the effective date of interconnection performance at the requested location.

Provision of
SLI Interconnection:       1.       Telkom shall make Interconnection available, including opening the Access Codes SLI "001" and
                                    "008" automatically (normally opened) and continuously at all Telkom's Jartap (both Jartaplok and Jartap-JJ);

                           2.       Indosat shall make Interconnection available, including opening the Access Code SLI "007"
                                    automatically (normally opened) and continuously at all Indosat's Jartap (both Jartaplok and
                                    Jartap-JJ).

Availability of
Interconnection and
the Opening of VoIP
Access Code:               1.       Telkom shall open Indosat's VoIP Access Code automatically (normally opened) at all Telkom's
                                    Jartap (both Jartaplok and Jartap-JJ);

                           2.       Indosat shall open Telkom's VoIP Access Code automatically (normally opened) at all Indosat's
                                    Jartap (both Jartaplok and Jartap-JJ);

                           3.       The opening of VoIP Access Code, as mentioned above, shall be prescribed in a separate cooperation agreement along with the opening of Telkom's VoIP Access Code at Indosat's
                                    Jarbersel.

Origination and
Termination of SLJJ:       Unless provided otherwise in this Agreement, the parties agree that the Originating and Terminating of a
                           SLJJ call may be made from each of Indosat's Jartaplok to each of Telkom's Jartaplok, and vice versa.

Origination and
Termination of SLI:        1.       Telkom shall patch each Indosat SLI Interconnection call using SLI Access Codes "001" and/or
                                    "008" from each, originating at Telkom's Jartaplok to Indosat SGI, and channel each incoming international call patched through Indosat SGI to each terminating at Telkom's Jartaplok;

                           2.       Indosat shall patch each Telkom SLI Interconnection call using SLI Access Code "007" from each, originating at Indosat's Jartaplok to Telkom SGI, and channel each incoming international call patched through Telkom SGI to each terminating at Indosat's Jartaplok.

Gateway and
Point of
Interconnection:           1.       Interconnection is operated by directly connecting the Gateway of each Party through the Point of Interconnection.

                           2.       The geographical position of both Point of Interconnection and Gateway used for the communication shall be located at each numbering area in which the Interconnection is requested, while the Gateway used for the signaling shall use STP-pair (Signaling Transfer Point)
                                    configuration and accordingly, is not obligated to be within the same numbering area of the
                                    Gateway used for the communications.

                           3.       The positions of Point of Interconnection for each type of Interconnection are as follows:

                                    a.      Point of Interconnection for the Interconnection between Indosat's Jartap-JJ and
                                            Indosat's Jartaplok, and between Telkom's Jartap-JJ and Indosat's Jartap-JJ shall be located on Telkom's premises;

                                    b.      Point of Interconnection for the Interconnection between Indosat's Jartapin and
                                            Telkom's Jartap shall be located on Telkom's premises;

                                    c.      Point of Interconnection for the Interconnection between Telkom's Jartapin and
                                            Indosat's Jartapin shall be located on Indosat's premises.

                           4.       Each Party shall determine the DDF (Digital Distribution Frame) at its premise and will be used as the Point of Interconnection.

                           5.       Each Party shall be responsible in providing the Gateway, Point of Interconnection, DDF, and the Interconnection Link, complete with its supporting facilities.

                           6.       Technical Configuration for Interconnection resembling the connection between Gateways for SLJJ and SLI International Calls, and the location of the Point of Interconnection, are set forth in
                                    Attachment I to this Agreement.

Modifications to
System and
Sub-System:                1.       If any Party modifies the system and/or sub-system including, but not limited to, transmission equipment, central equipment and terminals so that the other Party's system and/or subsystem shall also be modified, then the modifying Party shall notify the other Party in writing and shall bear the costs of the modifications within the timeframe agreed by the Parties.

                           2.       Detail provisions concerning modifications to the system and/or sub-system shall be agreed between the working units of the Parties and set forth in the Operational Cooperation Agreement
                                    (Perjanjian Kerja Sama Operasi or PKSO).

                           3.       The Parties shall conduct, at their own cost, any modifications on the system and/or sub-system resulting from Government's policy and/or prevailing laws and regulations, pursuant to the tasks and obligations.

Interconnection Fee
and Data Reference:        1.       Each Interconnection Call shall be charged with the Interconnection Fee, without exceptions.

                           2.       Interconnection Fees for SLJJ Calls shall be paid by the Jartap of the originating Call to all
                                    Jartel Operators involved in channeling Interconnection Calls to the Jartel connected to the designated number.

                           3.       Interconnection Fees for SLI Calls shall be paid by Jartapin Operators as the owner of SLI access code

                                    dialed by the user to all Jartel Operators involved in channeling the Interconnection Calls from the Jartel of the originating Call to the Jartel connected to the designated number.
                                    However, if the collection for a Jastel fee is conducted by Jartel operator of the originating call, then the payment for SLI Interconnection fee may be directly deducted from the invoiced
                                    SLI Jastel Fee.

                           4.       The Interconnection Fee is calculated based on the data per Interconnection Call (on a call by call basis).

                           5.       The Parties agree that the tariff for the SLI Interconnection Fee applicable for both Telkom and
                                    Indosat are as follows:

                                    a.      Tariff on Terminating fee for local segment = Rp240/minute;

                                    b.      Tariff for Terminating fee for SLJJ segment (including designated local segment) =
                                            Rp1000/minute.

                                    Designated local segments mentioned above shall include the Jartap operator's local segment of any third party interconnected with Telkom's or Indosat's Jartap.

                           6.       The Parties agree that the Tariff for the SLI Interconnection Fee applicable for Indosat SLI at
                                    Telkom's Jartap or Telkom SLI at Indosat's Jartap are as follows:

                                    a.      Originating Tariff:
                                            (1)      Access Tariff = Rp850/call;
                                            (2)      Usage Tariff = Rp500/minute;
                                    b.      Terminating Tariff:
                                            (1)      Access Tariff = Rp850/call;
                                            (2)      Usage Tariff = Rp550/minute.

                                    The variant of the Interconnection Fee as mentioned above shall not include the fees for billing process, collection fee to customers and bad debts of the customers.

                           7.       For the purpose of calculation of the Interconnection fee for the calls that are made on transit at Jartap-JJ or made on terminating at Jartaplok, the data to be used is the incoming data from Jartap-JJ Operator who provides Transit service or from Jartaplok Operator of the designated Call.

                           8.       For the purpose of the calculation of the SLI International Call entitled to Telkom, the data to be used is the billing data from Telkom. To calculate the SLI Interconnection fee entitled by
                                    Indosat, the data to be used is the billing data from Indosat.

                           9.       The Interconnection call that can be charged (chargeable record) is each call with a minimum duration of 6 seconds.

                           10.      Settlement for Interconnection shall be conducted on the 10th day of month (n+1), and the reconciliation shall be conducted on the 15th day of month (n+4), provided that n is the monthly period of conversations.

                           11.      Limit of toleration for differences of the data of settlement is 1% for each exceeding amount.
                                    Therefore, each invoice which does not exceed such limit of toleration shall use the data set forth in the above paragraphs 7 and 8, the result of which shall be made in the Minutes of
                                    Settlement.

                           12.      If the dispute on the data of settlement exceeds the limit of toleration as mentioned above, the
                                    Parties agree to use the accumulation of both Indosat's and Telkom's data divided by two for the purpose of interim calculation which shall be made in Minutes of Interim Settlement.

                                    The Parties shall then compare the data of each Party (compared by volume), which shall be made in Minutes of Volume Compare.

                           13.      If no agreement, with respect to the data presented by each Party, is agreed to within 6 months from the date of the Minutes of Interim Settlement, then the data mentioned in paragraphs 7 and
                                    8 above shall be used to for the final financial calculation.

Payment Mechanism
of Interconnection
Fee:                       1.       Income rights of each Party is calculated based on netting procedures of all rights and obligations, where the Party with greater invoice ("Invoicing Party") is entitled to claim its rights to the party with lesser invoice ("Invoiced Party").

                           2.       Interconnection Income is paid by the entitled Party pursuant to the amount stated in the
                                    Financial Calculation Note (Nota Perhitungan Keuangan or NPK) issued by the Invoicing Party on a quarterly basis,

                                    according to the Minutes of Settlement (both Interim or Final and/or Volume Compare) issued within such NPK period.

                           3.       For the payment mentioned above, the Invoicing Party is obligated to deliver the invoice along with the complete invoicing documents to the Invoiced Party.

                           4.       Settlement of rights and obligations on payment pursuant to this Agreement may be accumulated with the settlement of rights and obligations under other agreements prevailing between the
                                    Parties.

                           5.       Interconnection Charges, calculation, billing process, payment mechanism and financial settlement, including time limit, settlement process, reconciliation process, volume compare and other provisions as may be relevant are subject to the prevailing mechanism and terms for other types of Interconnection as agreed to by both Parties in a separate agreement or insofar as is possible pursuant to the Existing PKSO.

Rights and
Obligations of
Telkom:                    1.       Determine the tariff for SLJJ service provided at Telkom Jartaplok and Telkom's SLI "007"
                                    applied to Indosat's Jartaplok user;

                           2.       Receive payments of income on Telkom's SLI "007" from Indosat's Jartap User which is entitled to Indosat;

                           3.       Receive payments on Interconnection Fee for Indosat's SLI "001" and SLI "008" Calls which are entitled to Telkom, and the Interconnection Fee for Transit service at Telkom's Jartap-JJ and for calls terminating at Telkom's Jartaplok;

                           4.       Receive data for Indosat's SLI "001" and SLI "008" billing service which shall be invoiced to
                                    Telkom's Jartaplok User;

                           5.       Receive payments on Collection Fee and Indosat's SLI "001" and SLI "008" Billing Process Fee
                                    for Telkom's Jartap Customers, unless determined otherwise;

                           6.       Receive data on Indosat's Prepaid Numbers and the amendments thereof from time to time to ensure the invoiced Interconnections calls;

                           7.       Provide Collection Tariff for Telkom's SLI "007" to Indosat to be applied to Indosat's
                                    Jartaplok Customer/User;

                           8.       Conduct billing retail and Interconnection billing processes;

                           9.       Pay the Interconnection fee for Telkom's SLI "007", and the Transit SLJJ Interconnection Fee at
                                    Jartap-JJ and SLJJ Terminating Fee at Jartaplok which are entitled to Indosat;

                           10.      Collect Telkom's Jartaplok User, which have used Indosat's SLI "001" and SLI "008", unless otherwise agreed to from time to time;

                           11.      Provide Indosat the billing data (BD12) as the basis of collecting service of Telkom's SLI
                                    "007" to Indosat's with Customers;

                           12.      Bear the bad debt on the invoices for Telkom's SLI "007" which was accrued by Indosat's
                                    Jartaplok User, unless it has been agreed that the bad debt shall be borne by Indosat;

                           13.      Pay the Collection Fee and Telkom's SLI "007" Billing Process Fees, which shall be processed by
                                    Indosat, amounting to Rp82 per record plus 1% of the invoice billable by Indosat, unless determined or agreed otherwise;

                           14.      Provide Indosat with the data on Telkom's Prepaid Numbers and the amendments thereof from time to time to ensure the invoiced Interconnections calls.

Rights and
Obligations of
Indosat:                   1.       Determine the tariff for SLJJ service provided at Indosat Jartaplok and Indosat's SLI "001" and
                                    SLI "008" applied to Telkom's Jartap user;

                           2.       Receive payments of income on Indosat's SLI "001" and SLI "008" from Telkom's Jartaplok User which is entitled to Indosat;

                           3.       Receive payments on Interconnection Fee for Telkom's SLI "007" Call, which are entitled to
                                    Indosat, and the Interconnection Fee for Transit service at Indosat's Jartap-JJ and for call terminating at Indosat's Jartaplok;

                           4.       Receive data for Telkom's SLI "007" billing service which shall be invoiced to Indosat's
                                    Jartaplok User;

                           5.       Receive payments on Collection Fee and Telkom's SLI "007" Billing Process Fee for Indosat's
                                    Jartaplok Customers, unless determined otherwise;

                           6.       Receive data on Telkom's Prepaid Numbers and the amendments thereof from time to time to ensure the invoiced Interconnections calls;

                           7.       Provide Collection Tariff for Indosat's SLI "001" and SLI "008" to Telkom to be applied to
                                    Telkom's Jartaplok Customer/User;

                           8.       Conduct billing retail and Interconnection billing processes;

                           9.       Pay the Interconnection fee for Indosat's SLI "001" and SLI "008", and the Transit SLJJ
                                    Interconnection Fee at Jartap-JJ and SLJJ Terminating Fee at Jartaplok which are entitled to
                                    Telkom;

                           10.      Collect from Indosat's Jartaplok User's which have used Telkom's SLI "007", unless otherwise agreed from time to time;

                           11.      Provide Telkom with the billing data (BD12) as the basis of collecting service of Indosat's SLI
                                    "001" and SLI "008" to Telkom's Customers;

                           12.      Bear the bad debt on the invoices for SLI "001" and SLI "008" which was accrued by Telkom's
                                    Jartaplok User, unless it has been agreed that the bad debt shall be borne by Telkom;

                           13.      Pay the Collection Fee and Indosat's SLI "001" and SLI "008" Billing Process Fees, which shall be processed by Telkom, amounting to Rp82 per record plus 1% of the invoice billable by
                                    Telkom, unless determined or agreed otherwise;

                           14.      Provide Telkom with the data on Indosat's Prepaid Numbers and the amendments thereof from time to time to ensure the invoiced Interconnections calls.

Prohibitions:              1.       Each party is prohibited to conduct fraud or let the occurrence of fraud in the form of technical engineering, administrative engineering and/or any other fraud which may result in the potential or actual loss, decrease of income and/or additional expenses to the other party.

                           2.       The aforesaid technical engineering, administrative engineering and/or fraud are including but not limited to:

                                    a.      Creating dummy numbers without the other party's justification;
                                    b.      Hiding or keeping information on the existence of dummy numbers to the other party, even though the dummy number cannot be avoided, technically, and therefore should be justified by the other party;
                                    c.      Changing, amending, adding and/or lessening the information/digit on the signaling system between the Jartels without any reason that can be justified by the other party;
                                    d.      Adding and/or decreasing the data/information prescribed in CDR;
                                    e.      Violating the agreed provisions on Configuration for Interconnection, Point of
                                            Interconnection, Gateway, Call Scenario and CDR format;
                                    f.      Patching unclear Interconnection traffic or ones that are untraceable;
                                    g.      Opening Access Code and/or patching SLJJ and/or SLI Interconnection call which cause the occurrence of SLJJ and/or SLI Interconnection call beyond the agreed Call Scenario.

Sanctions on
Violations against
Prohibitions:              1.       Each case of violation against prohibition as mentioned in the above paragraph is imposed by a penalty in the minimum amount of 50% of the value entitled by the damaged party. Such penalty is not included in the principal amount payable by the damaged party based on the ideal condition
                                    (condition without violation).

                           2.       Aside from the penalty, such violation may also result in the unilateral termination of this
                                    Agreement, without the requirement to obtain a final and binding decision by a Judge.

                           3.       Any violation as mentioned in the above paragraph may be reported to the authorized party on the basis of penal provisions as prescribed in article 50 of Law No. 36 of 1999 on
                                    Telecommunication.

Penalty on
Late Payment:              1.       Penalty for late payment is in the average amount of 1 month fixed deposit interest rate of a government Bank from the total outstanding Interconnection obligation.

                           2.       If the obligated Party decides not to pay its obligations as well as the late penalty, then the
                                    Party entitled to the Interconnection Fee shall block any calls from PKS Interconnection between
                                    Local Jartap and both Jartap-JJ and Jartapin.

                                    Call blocking is executed by reducing the dimension of the Interconnection at all or parts of the Point of Interconnection with the following conditions:

                                    a.      Reduction of 25% commences on the 1st day of month (n+5);

                                    b.      Reduction of 50% commences on the 1st day of month (n+6);

                                    c.      Reduction of 60% commences on the 1st day of month (n+7).

                           3.       Before the blocking, the Party entitled to the Interconnection Fee shall deliver a prior notification letter concerning the blocking, at the latest on the 16th of month (n+4).

                           4.       If the obligated Party fails to respond until the end of month (n+4), the dimensional reduction will be executed as abovementioned.

                           5.       If the obligated Party responded by requesting delay of payment yet fails to pay until the end of month (n+5), the blocking shall be executed with the dimensional reduction set forth in the above paragraph 2.b.

                           6.       Reconnection of blocking shall only be conducted after all the obligations and the penalty are made payable.

                           7.       Aside from the sanctions mention in the above paragraphs, the Party entitled to the
                                    Interconnection Fee may also impose other sanctions, including but not limited to, the reduction of the quality of service of other Jartel/Jastel, delay in providing rental service for new/additional Jartel, direct deduction from other payment obligations.

Operational
Cooperation
Agreement
(Perjanjian Kerja
Sama Operasional
or PKSO):                  1.       Upon the enforcement of this Agreement, the parties agree that for the continuity of the cooperation on interconnection, both parties shall put their best effort to complete the
                                    Interconnection Operational Cooperation Agreement which should be executed by Telkom (Head of
                                    CISC Division) and Indosat (Regulatory SPV) within at the latest 3 months as from the effective date of this Agreement, i.e. 29 September 2005.

                           2.       Insofar as the above PKSO cannot be completed, the existing PKSO and/or other existing separate agreements concerning interconnection between Telkom and Indosat may be used as reference and may be implemented as the PKSO for this Agreement, to the extent such is relevant and applicable.

Period of
Agreement:                 1.       This Agreement is valid for 3 years as from 23 September 2005, and may be extended and/or renewed upon agreement of both parties;

                           2.       In the event no amendment or termination is made on this Agreement, then this Agreement will automatically be extended for another period of 3 years.

Settlement of
Dispute:                   Indonesian National Arbitration Board or Badan Arbitrase Nasional Indonesia (BANI) in accordance with
                           BANI Rules and Law No. 30 of 1999 concerning Arbitration and Alternatives of Dispute Settlements.

Consultation/
Coordination Forum:        Both parties agree to establish a Consultation/Coordination Forum which will convene a meeting on a periodical basis to settle all matters arising with relation to this Agreement.

Existing
Interconnection
Agreements:                1.       Cooperation Agreement on Interconnection between Telkom's Jaringan Tetap and Indosat's Jaringan
                                    Tetap Lokal and the Settlement of Interconnection Financial Rights and Obligations
                                    No. PKS 162/HK810/OPSAR-00/2002 -- 26/DNI/HK720/02 dated 3 September 2002, which has been amended by the Addendum No. PKS 56/HK.810/JAR-30/2005 -- 056/100-ICO/REL/05 dated

                                    31 March 2005, to the extent on the provisions concerning SLJJ Interconnection;

                           2.       Memorandum of Understanding concerning Penyelenggaraan Jasa Telekomunikasi No.
                                    63/HK.800/UTA-00/97 -- 092/DRU/HK.720/97 dated 21 August 1997; and

                           3.       Cooperation Agreement concerning Network Interconnection, Marketing and International
                                    Telecommunications Services No. 64/HK.810/OPSAR-00/97 -- 1000/NDN/HK.720/97 dated 21 August
                                    1997;

                           are amended and replaced with this Agreement.

                    COOPERATION AGREEMENT ON INTERCONNECTION
                   OF TELKOM'S JARTEP AND INDOSAT'S JARBERSEL
                              DATED 1 DECEMBER 2005
              NO. PKS.157/HK.820/ENT-30/2005 -- 156/CO0.CCO/LGL/05

The Parties:               1.       Perusahaan Perseroan (Persero) PT. Telekomunikasi Indonesia ("Telkom"); and
                           2.       PT Indosat, Tbk ("Indosat").

Scope of
Agreement:                 1.       The Parties agree to operate Interconnection between Telkom's Jartap and Indosat's Jarbersel, so that:

                                    a.      Each Telkom customer may make or receive Interconnection calls to or from Indosat's
                                            Jarbersel customer.

                                    b.      Each Jastel operated by Telkom with or without any cooperation with other Jastel
                                            Operator Partner ("Other Partner") may make Interconnection calls to, and receive
                                            Interconnection calls from, Indosat's Jarbersel Customers, and vice versa.

                           2.       Telkom's Jartap includes Domestic Jartap (Local Jartap and Jartap-JJ) and Jartapin.

                           3.       Indosat's Jarbersel is the combination/integration of ex-Satelindo's and ex-IM3's Jarbersel.

Point of
Interconnection and
Gateway:                   1.       Point of interconnection between Telkom's Jartap and Indosat's Jarbersel is located at Telkom's premise or where Telkom's SGJJ is located.

                           2.       Telkom's Jartap to be directly interconnected with Indosat's Jarbersel is Telkom's SGJJ.

                           3.       Indosat's Jarbersel to be directly interconnected to Telkom's SGJJ is the MSC (Mobile Switching
                                    Center) functioned as Indosat's Jarbersel Gateway.

                           4.       Technical Configuration of the Interconnection resembling the connection between Points of
                                    Interconnection, SGJJ and Indosat's Jarbersel SG is attached in Attachment I of this Agreement.

Prefixes and
Access Codes:              1.       Telkom is obligated to keep open the Prefix "0" and Indosat's Jarbersel Prefixes ("0814";
                                    "0815"; "0816"; "0855"; "0856"; "0857"; and "0858"), including the numbers of Indosat's
                                    Jarbersel Customers at all Telkom's Jartaplok.

                           2.       Indosat is obligated to keep open the Prefix "0", Telkom's SLI Access Code "007", Telkom's ITKP
                                    Access Code, including all Jartap's area codes and the numbers of Telkom's Jartaplok Customers at all Indosat's Jarbersel (normally open), provided that the opening of Telkom's ITKP Access
                                    Code for domestic and international calls at Indosat's Jarbersel is to be stipulated in an addendum to this Agreement or in a separate agreement.

Interconnection
Capacity:                  1.       Notwithstanding the provisions of National FTP, interconnection between Telkom's Jartap and
                                    Indosat's Jarbersel should be able to facilitate the following interconnection calls:

                                    a.      End to end calls between Indosat's Jarbersel and Telkom's Customers;

                                    b.      End to end calls of Indosat's Jarbersel on transit at Telkom's Jartap;

                                    c.      International calls from/to Indosat's Jarbersel through Telkom's International Gateway;

                                    d.      Direct dialing;

                                    e.      Roaming calls;

                                    f.      SMS calls between Indosat's Jarbersel Customers and Telkom's Jartaplok Customers.

                           2.       Interconnection may also facilitate other types of calls other than interconnection calls insofar as is technically possible and agreed to, business-wise.

                           3.       Details of the types of interconnection calls (call scenarios) are specifically prescribed in
                                    Operational Cooperation Agreement (Perjanjian Kerja Sama Operasional or PKSO) or Minutes signed by valid representatives of each Party.

                           4.       Interconnection should be able to deliver data of all types of interconnection calls so that either Telkom or Indosat may calculate the interconnection rights and obligations of each
                                    Party.

Operation and
Maintenance of
Interconnection
Equipments:                1.       Physical border of operational liabilities and maintenance over Interconnection equipments of each party is the Point of Interconnection (POI).

                           2.       Each party is obligated, at its utmost effort, to guarantee and improve the quality of interconnection calls by conducting operational and maintenance activities by:

                                    a.      Provide information and traffic measuring data of the Interconnection Link inter SGJJ between Telkom's SGI and Indosat's Jarbersel MSC.

                                    b.      Determine technical parameter of the Interconnection Link pursuant to the agreed terms.

                           3.       The Parties agree to jointly conduct operational and maintenance activities in overcoming emergency disturbances and/or force majeure so that Interconnection calls may remain channeled, which will be detailed in the PKSO or Minutes signed by valid representatives of each Party.

Modifications to
System and
Sub-System:                1.       If any Party modifies the system and/or sub-system so that the other Party's system and/or subsystem shall also be modified, then the modifying Party shall notify the other Party in writing within at the latest 4 weeks prior to such modification.

                           2.       Detail provisions concerning modifications to system and/or sub-system, including the Party who will bear the cost of any occurring expenses, will be prescribed in the PKSO or the Minutes signed by valid representatives of each Party.

                           3.       Each Party is responsible for the performance and expenses thereof, specifically for any modifications on system and/or sub-system resulting from a Governmental policy.

Types of
Service:                   1.       The Parties agree to provide Interconnection service for various types of Jastel including, but not limited to, the following:

                                    a.       Card Pay Phone (Telepon Umum Kartu or TUK);
                                    b.       Multi Coin Pay Phone (Telepon Umum Multi Coin or TUMC);
                                    c.       Credit Card Pay Phone (Telepon Umum Kartu Kredit or TUKK);
                                    d.       Direct Operator Dialing Call (DOCC);
                                    e.       Warung Telekomunikasi (Wartel) or Kamar Bicara Umum (KBU);
                                    f.       Kiosk Phone;
                                    g.       Birofax;
                                    h.       Calling Card;
                                    i.       Information Services via telephone;
                                    j.       Paging Services;
                                    k.       Conference Call;
                                    l.       Calls Forwarding;
                                    m.       Call Centers;
                                    n.       SMS (Short Message Service) and MMS (Multimedia Messaging Service);
                                    o.       IN (Intelligent Network) including Premium Call, Toll Free, Vote Call, etc.;
                                    p.       SLJJ and SLI Information;
                                    q.       Emergency calls (police, ambulance, fire department, SAR, etc).

                           2.       If the technical and/or business regulations pursuant to this Agreement is deemed insufficient, then each Party may terminate the above services of its Jartel.

                           3.       If necessary, the Parties will agree on the technical and business regulations concerning the above services in a separate agreement or in a PKSO.

Telkom's Rights
and Obligations:           1.       Telkom reserves the rights to:

                                    a.      determine the tariff for Telkom's "007" SLI service to be charged to Indosat's
                                            Jarbersel Customers;

                                    b.      receive income payment over Telkom's "007" SLI from Indosat's Jarbersel Customers;

                                    c.      receive payment for the Interconnection Fee entitled by Telkom;

                                    d.      receive Block data of Indosat's Numbers and its amendments from time to time.

                           2.       Telkom is obligated to:

                                    a.      provide the table of Charging Tariff for Telkom's "007" SLI to Indosat to be applied to
                                            Indosat's Jarbersel Customers/Users, including its amendment from time to time (if any);

                                    b.      conduct the retail billing and Interconnection billing processes;

                                    c.      pay the Interconnection Fee entitled to Indosat;

                                    d.      deliver to Indosat, the billing data on the use of "007" SLI service by Indosat's
                                            Jarbersel Customers as the basis of billing to Customers.

Indosat's Rights
and Obligations:           1.       Indosat reserves the right to:

                                    a.      receive payment of the Interconnection Fee entitled to Indosat;

                                    b.      receive billing data on the use of Telkom's "007 SLI service by Indosat's Jarbersel
                                            Customers as the basis of billing.

                                    c.      receive the table of Charging Tariff for Telkom's "007" SLI to be applied to Indosat's
                                            Jarbersel Customers.

                           2.       Indosat is obligated to:

                                    a.      conduct the billing retail and Interconnection billing processes;

                                    b.      pay the Interconnection Fee entitled to Telkom;

                                    c.      bill Indosat's Jarbersel Customers who have used Telkom's "007" SLI with the expenses, of the receipt and of the collection, born by Indosat;

                                    d.      bear the bad debt of Telkom's "007" SLI caused by Indosat's Jarbersel Customers;

                                    e.      pay the income of Telkom's "007" SLI at Indosat's Jarbersel after deduction by the
                                            Interconnection Fee entitled by Indosat;
                                    f.      deliver to Telkom, Block data of Indosat's numbers and its amendments from time to time.

Prohibitions:              1.       Each Party, reciprocally, is prohibited from conducting or letting the occurrence of fraud in the form of technical engineering, administrative engineering and/or any other fraud which cause the other Party to, potentially or even actually, suffer any losses, degrading of income, and/or additional expenses which are not supposed to be experienced by the concerned Party.

                           2.       Technical engineering, administrative engineering and/or fraud includes but is not limited to:

                                    a.      create dummy numbers without any reasons justified by the other Party;

                                    b.      hide or fails to inform the existence of dummy numbers to the other Party, even if such a dummy number technically cannot be avoided and therefore has to be justified by the other Party;

                                    c.      change, replace, add and/or subtract information/digit to the signaling system between
                                            Jartel without any reasons justified by the other Party;

                                    d.      add and/or subtract data/information contained in Call Data Record (CDR);

                                    e.      violate the agreed terms concerning Interconnection Configuration, Point of
                                            Interconnection, Gateway, Call Scenario and CDR format;

                                    f.      channel Interconnection traffic, which origin is unclear or cannot be traced;

                                    g.      dispatch Interconnection call which makes it beyond the agreed Call Scenario as agreed in this Agreement.

Sanctions:                 1.       If a Party fails to fulfill its obligation when due, as mentioned in points 5 and 6 below, then the Parties agree that for each day of delay, a penalty fee shall be imposed in the amount of average rate of 1 month

                                    interest of a government bank of the total outstanding Interconnection Fee.

                           2.       If a Party having the outstanding obligation fails to fulfill the provision set forth in the above point 1, the the Party having the Interconnection right shall gradually block any call originating from the Party having the obligation. Blocking of calls is conducted by reducing
                                    Interconnection dimension at several or all PoIs subject to the following:

                                    a.      Reduction of 25% starting from day 1 month (n+5);
                                    b.      Reduction of 50% starting from day 1 month (n+6);
                                    c.      Reduction of 60% starting from day 1 month (n+7).

                           3.       Before the blocking, the Party having the Interconnection right shall give a prior notification letter regarding the block at the latest on the 16th day of month (n+4).

                           4.       If the Party having the outstanding obligations fails to respond by the end of month (n+4), then the dimension reduction shall be performed in accordance with the provisions set forth in point 2 above.

                           5.       If the Party having the outstanding obligations delivers its response of the request to suspend payment yet fails to pay until the end of month (n+5), then the blocking shall be conducted according to the formulation set forth in point 2.b above.

                           6.       Reconnection of call blocking will only be conducted after fulfillment of all obligations and penalties.

Period of Agreement:       1.       This Agreement is valid for 3 years.

                           2.       If no party wishes to amend or terminate this Agreement, then this Agreement shall be extended for a maximum period of 3 years, which has to be construed in a form of an Amendment to this
                                    Agreement.

Amendments:                1.       Each amendment and or addendum to this Agreement and the Attachments thereof shall be valid and binding to the Parties and are inseparable from this Agreement if construed in writing and executed by the authorized representative of each Party.

                           2.       Should there be any new Government Regulation/Ministrial Decree issued which requires adjustments in this Agreement, the Parties agree to

                                    construe such adjustment in a form of an Amendment or Side Letter to this Agreement.

Assignment:                This Agreement is valid and binding to the Parties and their successors as well as any party who benefits therefrom. However, no party shall sell, assign or transfer this Agreement in part or in whole, to any third party.

Settlement of
Disputes:                  The parties agree to amicably settle any dispute arising with relation to this Agreement. If the parties fail to reach such an amicable settlement within 60 days, the dispute shall then be referred to the
                           Indonesian National Arbitration Board (Badan Arbitrase Nasional Indonesia) for settlement.